EXHIBIT 10.1



HOECHST MARION ROUSSEL, INC.
Karen J. Weiner
Vice President & Assistant General Counsel
Global Development Center
Route 202-206, P.O. Box 6800
Bridgewater, NJ  08807-0800


March 31, 1997

Copley Pharmaceutical, Inc.
25 John Road
Canton, MA 02021

Attention: Kenneth Larsen, Chairman


     This will confirm the terms as between Copley Pharmaceutical, Inc. ("Copley") and Hoechst Marion Roussel, Inc. ("HMRI"), of Copley's employment of Ken E. Starkweather as Vice President - Finance and Treasurer. Mr. Starkweather is a longterm HMRI employee who HMRI agreed to ask to move to Copley to assist Copley after its former CFO resigned. When Mr. Starkweather was hired by Copley, he did not receive any incentives from Copley. He did not negotiate an employment agreement with Copley as the other Senior executives of Copley have. Mr. Starkweather has received no stock options from Copley and will receive none. Since he has no employment agreement, Mr. Starkweather is entitled to no severance from Copley.

     1.  Mr. Starkweather remains an employee of HMRI for payroll purposes.


     2. Mr. Starkweather will receive raises and bonuses in accordance with the system in place at HMRI at the time. Copley will provide performance appraisal input concerning Mr. Starkweather to HMRI. HMRI will notify Copley of any changes in Mr. Starkweather's compensation and bonuses.

     3. Copley will reimburse HMRI for Mr. Starkweather's salary and related benefits and payroll taxes.

     4. Copley will reimburse HMRI for Mr. Starkweather's bonuses. Any bonus that Mr. Starkweather earned before his arrival at Copley will be paid by HMRI and not reimbursed by Copley.

     5. Any severance benefits to which Mr. Starkweather may be entitled are the obligation of HMRI and not reimbursable by Copley.

     6. Mr. Starkweather will not be eligible for any benefits, compensation, or stock based awards that Copley may offer its employees.

     7. Copley has, or will, reimburse HMRI for the costs associated with Mr. Starkweather's relocation to the Canton, Massachusetts area.

     8. Copley will pay directly to Mr. Starkweather the travel and entertainment expenses he incurs while employed by Copley .

     If this accurately reflects our agreement, please sign in the space provided and return one copy of this letter to me.



Sincerely,


/s/ Karen J. Weiner

Karen J. Weiner
Vice President & Assistant General Counsel


                                                   Agreed:

                                                   Copley Pharmaceutical, Inc.

                                                   By:  /s/ Kenneth M. Larsen
                                                       -----------------------
                                                      Kenneth Larsen, Chairman

                                                   Date:  4/10/97
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